EXHIBIT 5
[WebMD Health Corp. Letterhead]
August 10, 2007
WebMD Health Corp.
111 Eighth Avenue
New York, New York 10011
     Re: Registration of Securities of WebMD Health Corp.
Ladies and Gentlemen:
     I am the Assistant General Counsel of WebMD Health Corp., a Delaware corporation (“WebMD”), and have acted as counsel for WebMD with respect to the filing by WebMD with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”) covering the issuance of up to 377,059 shares (the “Shares”) of WebMD Class A Common Stock, par value $0.01 per share, under the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo, LLC (the “Plan”).
          Based on my review of WebMD’s organizational documents, the Plan and such other documents and records as I have deemed necessary and appropriate, I am of the opinion that:
          1. WebMD is duly formed and validly existing as a corporation in good standing under the laws of the State of Delaware.
          2. The Shares have been duly authorized for issuance and, when sold, issued and paid for as contemplated by the Registration Statement, the Shares will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Delaware.
          As to questions of fact material to the opinion expressed below, I have, when relevant facts were not independently established by me, relied upon certificates of officers of WebMD or other evidence satisfactory to me. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents and the conformity to original or certified documents submitted to me as copies.
          I express no opinion as to the laws or any matters governed by any laws of any jurisdiction other than the laws of the State of Delaware. The opinions herein are based on the laws of the State of Delaware in effect on the date hereof.
          I am furnishing this opinion in connection with the filing of the Registration Statement with the Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written consent.
          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Respectfully submitted,
/s/ Lewis H. Leicher

Lewis H. Leicher Senior Vice President and Assistant General Counsel